Exhibit 99.1

BSQUARE and Ford Launch Telematics Competency Center and Modify Existing Agreement

Bellevue, Wash., – July 1, 2010 – BSQUARE Corporation (Nasdaq: BSQR), a leading software solutions provider to the global mobile and embedded device community, and the Ford Motor Company (Ford) have established a Telematics Competency Center under an agreement signed on June 29, 2010. The Competency Center will be staffed by BSQUARE and will focus on development and deployment of the next generation Sync ® in-dashboard information and infotainment system developed with BSQUARE under an existing agreement.

Initially the Competency Center will be staffed by 35 BSQUARE engineers, with 20 of those engineers having an initial one-year commitment from Ford.

“We are pleased with the opportunity to continue to innovate on the world class Ford SYNC platform. Moving this relationship to the Competency Center establishes a foundation for long-term collaboration and success,” said Brian Crowley, BSQUARE’s CEO.

Ford SYNC® offers an unprecedented number of features – such as navigation, hands-free calling, phone book, text to voice messaging and CD, DVD, radio and media player control – through a single touch screen or by voice command. BSQUARE worked closely with Ford and integrated the technologies of other Ford partners to develop the system that makes all of these features function as a single integrated solution. The work included developing the user interface and managing hardware and software integration.

Ford and BSQUARE also modified the terms of their existing agreement under an amendment signed June 29, 2010. The amendment includes, among other things, a commitment by Ford to pay BSQUARE for certain overruns it incurred on development of Sync, (a significant portion of which is payable immediately). Further details are outlined in a Form 8-K filed with the Securities and Exchange Commission today.

About BSQUARE

BSQUARE is an industry leader with a proven track record in providing engineering services and production-ready software products to the smart device market. BSQUARE is involved with the automotive industry at all levels including automotive manufacturers and after-market infotainment OEMs. With an automotive consulting practice that encompasses deep technical knowledge of Windows Embedded Auto platform and the technologies needed to integrate speech recognition, hands free phone support, entertainment and navigation, BSQUARE enables manufacturers and OEMs to select, adopt, develop and ship best in class products. Since 1994, BSQUARE has provided device manufacturers with software solutions for personal navigation devices, point-of-sale terminals, handheld data terminals, smart phones and many other device categories allowing them to get to market more quickly and cost effectively.

This release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including, without limitation, statements relating to our projected financial results, future and potential sales, or projects, and expected results of our negotiations with Ford.

All of the statements contained herein that do not relate to matters of historical fact should be considered forward-looking statements. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from such statements. There can be no assurance that forward-looking statements will be achieved. Important factors that could cause actual results to differ materially from those indicated in forward-looking statements include: whether we are able to successfully complete current projects for Ford Motor Company and maintain our existing favorable relationship with Ford as well as general risks, uncertainties and changes in our financial condition. Therefore, all forward-looking statements should be considered in light of various important factors including, but not limited to, the risks and uncertainties listed above. The Company makes no commitment to revise or update any forward-looking statements in order to reflect events or circumstances after the date any such statement is made. Please also refer to the Company’s most recent Quarterly Report on Form 10-Q, Annual Report on Form 10-K and other filings with the SEC for other important risk factors that could cause actual results to differ materially from those indicated in any forward-looking statements.

BSQUARE Contact:	Investors:
Barbara Leavitt	Brett Maas
BSQUARE Corporation	Hayden IR
1.425.519.5258	1.646.536.7331
BarbaraL@bsquare.com	Brett@haydenir.com

110 110th Ave. N.E., Suite 200, Bellevue, WA 98004    |    TOLL-FREE: 1.888.820.4500    |    MAIN: 1.425.519.5900    |

FAX: 1.425.519.5999    |    www.BSQUARE.com

©2010 BSQUARE Corporation. All rights reserved. BSQUARE is a registered trademark of BSQUARE Corporation. All other names, product names and trade names are trademarks or registered trademarks of their respective holders.